Exhibit 5.1

August 30, 2006

Stereotaxis, Inc.

4041 Forest Park Avenue

St. Louis, MO 63108

Ladies and Gentlemen:

We have acted as special counsel to Stereotaxis, Inc., a Delaware corporation (the “Company”), in connection with the offer and resale of 1,150,849 shares (the “Shares”) of common stock of the Company, par value $0.001 per share, pursuant to the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, on behalf of the certain selling stockholder named therein. The Shares consist of outstanding shares previously underlying warrants (the “Issued Shares”) and shares issuable by the Company upon the exercise of outstanding warrants (the “Warrant Shares”), all of such warrants having been issued in connection with various private financings entered into by the Company in November—December 2001, December 2002—January 2003, January—February 2004 and in November 2005.

In connection herewith, we have examined:

(1)    the Amended and Restated Certificate of Incorporation of the Company;

(2)    the Amended and Restated Bylaws of the Company; and

(3)    the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records, agreements and instruments of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

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Bryan Cave LLP

Stereotaxis, Inc.

August 30, 2006

In connection herewith, we have assumed that, other than with respect to the Company, all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents. We have further assumed that the Issued Shares were issued in accordance with the terms of the underlying warrant.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.

The Warrant Shares being registered for resale by the selling stockholders under the Registration Statement have been duly authorized, and when exercised and issued in accordance with the terms of the warrants and receipt by the Company of the consideration required therein, will be validly issued, fully paid and nonassessable.

2.	The Issued Shares being registered for resale by the selling stockholders under the Registration Statement have been duly authorized, validly issued, fully paid and non-assessable.

Our opinions herein reflect only the application of General Corporation Law of the State of Delaware. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

This opinion is being delivered by us solely for your benefit in connection with the filing of the Registration Statement with the SEC. We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities addressed herein. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Bryan Cave LLP